Exhibit 99.1

United States Steel Corporation
Public Affairs
600 Grant Street
Pittsburgh, PA 15219-2800

News

Contact:    Courtney Boone
412.433.6791
Sarah Cassella
412.433.6777
FOR IMMEDIATE RELEASE

U. S. STEEL PRESIDENT MARIO LONGHI TO BECOME CEO;
JOHN P. SURMA BECOMES EXECUTIVE CHAIRMAN

PITTSBURGH, Aug. 16, 2013 - United States Steel Corporation’s (NYSE: X) Board of Directors today elected President and Chief Operating Officer Mario Longhi as a director, and announced that he will succeed Chairman John P. Surma as chief executive officer effective Sept. 1. Surma will retain the position of executive chairman through Dec. 31 when he will retire from the company and from the board of directors. “Mario is an experienced CEO, and we have benefitted from his strong leadership as we position our company for the future,” Surma said. “In the tradition of the U. S. Steel CEOs who have preceded me in the last 112 years, I am pleased to turn the leadership of our company over to Mario, who has earned the respect and trust of our Board and our employees, our customers and our investors, and is ready for this important challenge. I am pleased that our well-established succession planning process has produced such a capable and experienced executive who deserves the opportunity to lead U. S. Steel and our new management team into the future.”
Seth Schofield, who serves as presiding director of the United States Steel board of directors, added “Our board extends its appreciation to John Surma for his many contributions to our company during his decade as CEO, which included some of the most challenging years in U. S. Steel’s long history. We are equally excited about the company’s prospects under the leadership of Mario Longhi, who is uniquely qualified to lead U. S. Steel into the future.”
- more -

U. S. Steel will issue additional news releases shortly about other executive management changes.
-oOo-
2013-026
For more information about U. S. Steel, visit www.ussteel.com.